SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 28, 2009
iROBOT CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-51598	77-0259335

(Commission File Number)	(IRS Employer Identification No.)

8 Crosby Drive, Bedford, Massachusetts	01730

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 430-3000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
2005 STOCK OPTION AND INCENTIVE PLAN

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          At the annual meeting of stockholders of iRobot Corporation (the “Company”) held on May 28, 2009, the stockholders of the Company approved an amendment to the Company’s 2005 Stock Option and Incentive Plan (the “2005 Plan”). The amendment amends and restates Section 14 (“Amendments and Termination”) of the 2005 Plan to allow the administrator of the 2005 Plan, with prior stockholder approval, to exercise its discretion to reduce the exercise price of outstanding stock options or stock appreciation rights or effect repricing through cancellation and re-grants, including cancellation in exchange for cash.
          A copy of the 2005 Plan, as amended and restated through May 28, 2009, is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits:
10.1	2005 Stock Option and Incentive Plan, as amended and restated through May 28, 2009, and forms of agreements thereunder.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iRobot Corporation
June 2, 2009	By:	/s/ Glen D. Weinstein
		Name:	Glen D. Weinstein
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	2005 Stock Option and Incentive Plan, as amended and restated through May 28, 2009, and forms of agreements thereunder.